Exhibit 5.1

Akerman LLP Three Brickell City Centre 98 Southeast Seventh Street Suite 1100 Miami, FL 33131
T: 305 374 5600 F: 305 374 5095

June 23, 2023

Amerant Bancorp Inc.

220 Alhambra Circle

Coral Gables, FL 33134

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Amerant Bancorp Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of the registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time of: (i) debt securities of the Company (the “Debt Securities”); (ii) shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”); (iii) shares of the Company’s preferred stock, par value $0.10 per share (the “Preferred Stock”); (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (as defined below) (the “Warrants”); (v) depositary shares each of which will represent a fraction of a particular series of Preferred Stock (the “Depositary Shares”); (vi) rights to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (the “Subscription Rights”); (vii) stock purchase contracts, including contracts obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of shares of Common Stock, Preferred Stock, Depositary Shares or Warrants at a future date or dates (the “Stock Purchase Contracts”); (viii) stock purchase units consisting of a stock purchase contract and any combination of Common Stock, Preferred Stock. Depositary Shares or Warrants (the “Stock Purchase Units”); and (ix) units consisting of one or more of the Common Stock, Preferred Stock, Warrants, Depositary Shares, Subscription Rights, Stock Purchase Contracts and Stock Purchase Units (the “Units”, and together with the Debt Securities, the Common Stock, the Preferred Stock, the Warrants, the Depositary Shares, the Subscription Rights, the Stock Purchase Contracts and the Stock Purchase Units, the “Securities”). The Securities are to be offered hereunder on a delayed or continuous basis pursuant to the provisions of Rule 415 under the Securities Act in the manner described in the Prospectus (as defined below). The aggregate public offering price of the Securities being registered will be $300,000,000.

This opinion letter is being furnished in accordance with the requirements of Section 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement, including the Prospectus contained therein (the “Prospectus”), and such corporate records, documents, instruments and certificates of public officials and of the Company that we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will sell and issue the

Securities in compliance with applicable federal and state securities laws and in accordance with the manner described in the Registration Statement, the Prospectus, and the applicable prospectus supplement; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the originals of such documents, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Based on and subject to the foregoing, and subject to the further assumptions and qualifications set forth herein, we are of the opinion that:

1.    With respect to any series of the Debt Securities to be issued under the Indenture (the “Indenture”), and to be offered under the Registration Statement (the “Offered Debt Securities”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the trustee named therein (the “Trustee”) by all necessary corporate action; (iii) the Indenture has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Offered Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company so as to be in conformity with the then operative articles of incorporation and bylaws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and delivered by the Company, and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Offered Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

2.    With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Stock”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Common Stock do not violate any applicable law, are in conformity with the then operative articles of incorporation and bylaws of the Company, do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Common Stock has been duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

3.    With respect to any shares of Preferred Stock to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Offered Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; including the adoption of any required Certificate of Designation for any shares of the Offered Preferred Stock offered under the Registration Statement (“Certificate of Designation”) in accordance with the applicable provision of the Florida Business Corporation Act; (iii) the filing of any required Certificate of Designation with the Secretary of State of the State of Florida has occurred; (iv) the terms of the shares of Offered Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the then-

operative articles of incorporation and bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Offered Preferred Stock has been delivered to the purchasers thereof against payment therefor, then the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

4.    With respect to the Warrants issued under a warrant agreement (the “Warrant Agreement”) and to be offered under the Registration Statement (the “Offered Warrants”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Warrant Agreement has been duly authorized by the Company and any warrant agent named therein (the “Warrant Agent”) by all necessary corporate action; (iii) any applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Offered Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the then operative articles of incorporation and bylaws of the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Warrants have been duly executed and delivered by the Company and authenticated by any Warrant Agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5.    With respect to Depositary Shares to be offered pursuant to the Registration Statement (the “Offered Depositary Shares”), when (a) the Company’s board of directors has taken all necessary corporate action to authorize the issuance and terms of the Offered Depositary Shares, the terms of the offering thereof and related matters, (b) the depositary agreement or agreements relating to the Offered Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company pursuant to the applicable depositary agreement, (c) the shares of Preferred Stock underlying such Offered Depositary Shares have been deposited with a bank or trust company under the applicable depositary agreement, and (d) the depositary receipts representing the Offered Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable depositary agreement, or upon exercise of any Warrants in accordance with their terms, then the Offered Depositary Shares will be legally issued.

6.    With respect to any Subscription Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Subscription Rights”), when (a) the terms of the issuance and sale of the Subscription Rights Agreement have been duly established in conformity with the Offered Subscription Rights; and (b) the Offered Subscription Rights have been duly executed and delivered against payment therefor, the Offered Subscription Rights, when issued and sold in accordance with the applicable purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7.    With respect to any Stock Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Stock Purchase Contracts”), when (a) the terms of the issuance and sale of the Purchase Contract Agreement have been duly established in conformity with the Offered Stock Purchase Contracts; and (b) the Offered Stock Purchase Contracts have been duly executed and delivered against payment therefor, the Offered

Stock Purchase Contracts, when issued and sold in accordance with the applicable purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

8.    With respect to any Stock Purchase Units to be offered by the Company pursuant to the Registration Statement (the “Offered Stock Purchase Units”), when (a) the terms of the issuance and sale of the Offered Stock Purchase Units have been duly established in conformity with the unit certificate or other applicable agreement (the “Unit Agreement”) between the Company and the agent named therein; (b) any shares of Common Stock that are a component of any Offered Stock Purchase Units are validly issued, fully paid and non-assessable; (c) any shares of Preferred Stock that are a component of any Offered Stock Purchase Units are validly issued, fully paid and non-assessable; (d) any depositary receipts representing the Depositary Shares that are a component of any Offered Stock Purchase Units are legally issued; (e) any Warrants that are a component of any Offered Stock Purchase Units are valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and (f) the Offered Stock Purchase Units have been duly executed and delivered pursuant to the Unit Agreement, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

9.    With respect to the Units issued under a unit agreement (the “Unit Agreement”) and to be offered under the Registration Statement (the “Offered Units”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Unit Agreement has been duly authorized by the Company and any unit agent named therein (the “Unit Agent”) by all necessary corporate action; (iii) any applicable Unit Agreement has been duly executed and delivered by the Company and the Unit Agent and the terms of the Unit Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Offered Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with any applicable Unit Agreement and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the then operative articles of incorporation and bylaws of the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Units have been duly executed and delivered by the Company and authenticated by any Unit Agent pursuant to any applicable Unit Agreement and delivered against payment therefor, then the Offered Units, when issued and sold in accordance with the applicable Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We express no opinion as to matters governed by laws of any jurisdiction other than Florida law and New York law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ AKERMAN LLP